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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-131076) of Enbridge Energy Partners, L.P. of our report dated May 9, 2008 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated May 15, 2008.

PricewaterhouseCoopers LLP

Houston, Texas
May 15, 2008

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  EXHIBIT 23.1